EXHIBIT 99.1

News

For Immediate Release

FOR FURTHER INFORMATION CONTACT:

Julie A. Boland

Vice President, Chief Financial Officer and Treasurer

Oglebay Norton

216-861-8941

Oglebay Norton Files Disclosure Statement with Bankruptcy Court

CLEVELAND, May 24, 2004 – Oglebay Norton Company (Other OTC: OGLEQ) and its subsidiaries have filed a disclosure statement in the United States Bankruptcy Court for the District of Delaware in Wilmington. A hearing to approve the adequacy of the disclosure statement is expected to be scheduled in July 2004.

The Company earlier filed its plan of reorganization, which lays out how creditors will be paid. The plan is subject to review and approval by certain creditors of the Company and by the Court. A hearing on confirmation of the plan is expected to take place in September 2004.

On May 14, 2004, the Company filed a registration statement with the Securities and Exchange Commission relating to the offer and sale of Class A convertible preferred stock, the proceeds of which would be used to supply financing required to support the plan of reorganization.

“Filing the disclosure statement, the plan of reorganization and the registration statement demonstrate our continued progress towards our goal to emerge from chapter 11 on an expedited basis,” said Michael D. Lundin, president and chief executive officer.

The registration statement relating to the securities described above has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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There can be no assurance that the plan of reorganization will be adopted. Investments in the Company’s existing securities remain highly speculative.

Oglebay Norton Company, a Cleveland, Ohio-based company, provides essential minerals and aggregates to a broad range of markets, from building materials and home improvement to the environmental, energy and metallurgical industries. The Company has approximately 1,770 full-time and part-time hourly and salaried employees in 13 states.

On February 23, 2004, the Company and its wholly owned subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington to complete the financial restructuring of its long-term debt.

Safe Harbor

Certain statements contained in this release are “forward-looking” in that they reflect management’s expectations and beliefs regarding the future performance of the Company and its operating segments. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. The Company believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made by or on behalf of the Company: (1) business and financial risks associated with the Company’s decision to file for protection under Chapter 11 of the U.S. Bankruptcy Code; (2) the Company’s ability to restructure its debt, and the ability of such activities to provide adequate liquidity to sufficiently improve the Company’s financial position; (3) the Company’s ability to complete its cost reduction initiatives; (4) weather conditions, particularly in the Great Lakes region, flooding, and/or water levels; (5) fluctuations in energy, fuel and oil prices; (6) fluctuations in integrated steel production in the Great Lakes region; (7) fluctuations in Great Lakes and Mid-Atlantic construction activity; (8) economic conditions in California or population growth rates in the Southwestern United States; (9) the outcome of periodic negotiations of labor agreements; (10) shortage in skilled labor particularly for the marine vessels; (11) changes in the demand for the Company’s products due to changes in technology; (12) the loss, insolvency or bankruptcy of major customers, insurers or debtors; (13) changes in environmental laws; and (14) an increase in the number and cost of asbestos and silica product liability claims filed against the Company and its subsidiaries and determinations by a court or jury against the Company’s interest. While the Company is in Chapter 11 bankruptcy, investments in its securities will be highly speculative. Shares of the Company’s common stock have little or no value and will likely be cancelled. Please refer to the Company’s current and subsequent SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

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